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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

SUBSIDIARY OF ACG HOLDINGS, INC.:                     STATE OF INCORPORATION:

American Color Graphics, Inc.                         New York

SUBSIDIARIES OF AMERICAN COLOR GRAPHICS, INC.:

Sullivan Marketing, Inc.                              Delaware
American Images of North America, Inc.                New York
Sullivan Media Corporation                            Delaware

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